EXHIBIT 2.a

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AMERICAN CAPITAL STRATEGIES, LTD.

The undersigned, the President and the Secretary of American Capital Strategies, Ltd. (the “Corporation”), a corporation existing under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), do hereby certify:

i) That the original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on February 10, 1986.

ii) That on December 9, 1992, the Corporation filed with the Delaware Secretary of State, a Restated Certificate of Incorporation.

iii) That this Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law.

iv) That the text of the Certificate of Incorporation of the Corporation is hereby further amended and restated to read in full as follows:

ARTICLE I

NAME

The name of the corporation is American Capital Strategies, Ltd. (the “Corporation”).

ARTICLE II

ADDRESS OF REGISTERED OFFICE;

NAME OF REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, and the name of its registered agent is Corporation Trust Company.

ARTICLE III

PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation now or hereafter may be organized under the General Corporation Law. It shall have all powers that now or hereafter may be lawful for a corporation to exercise under the General Corporation Law.

ARTICLE IV

CAPITAL STOCK

Section 4.1. Total Number of Shares of Capital Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 25,000,000 shares. The authorized stock is divided into 5,000,000 shares of Preferred Stock, with the par value of $0.01 each (the “Preferred Stock”), and 20,000,000 shares of voting common stock, with the par value of $0.01 each (the “Common Stock”).

Section 4.2. Preferred Stock. Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by the General Corporation Law, to authorize the issue of one or more classes of Preferred Stock and, with respect to each such class, to fix by resolution or resolutions providing for the issue of such class the voting powers, full or limited, if any, of the shares of such class, the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class thereof shall include, but not be limited to, the determination or fixing of the following:

(i) the designation of such class;

(ii) the number of shares to compose such class, which number the Board of Directors may thereafter (except where otherwise provided in a resolution designating a particular class) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding);

(iii) the dividend rate of such class, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

(iv) whether the shares of such class shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(v) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class;

(vi) whether the shares of such class shall be convertible into or exchangeable for shares of any other class or classes of any capital stock or any other securities of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vii) the extent, if any, to which the holders of shares of such class shall be entitled to vote with respect to the election of directors or otherwise;

(viii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

(ix) the rights of the holders of the shares of such class upon the dissolution of, voluntary or involuntary liquidation, winding up or upon the distribution of assets of the Corporation; and

(x) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class.

Section 4.3. Common Stock. (a) Subject to all of the rights of the holders of Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this Article IV or by the General Corporation Law, each holder of Common Stock shall have one vote per share of Common Stock held by such holder on all matters on which holders of Common Stock are entitled to vote and shall have the right to receive notice of and to vote at all meetings of the stockholders of the Corporation.

(b) The holders of Common Stock shall have the right to receive dividends as and when declared by the Board of Directors in its sole discretion, subject to any limitations on the declaring of dividends imposed by the General Corporation Law or the rights of holders of Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this Article IV.

(c) Stockholders shall not have preemptive rights to acquire additional shares of stock of any class which the Corporation may elect to issue or sell.

Section 4.4. Issuance of Rights to Purchase Securities and Other Property. Subject to all of the rights of the holders of Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this Article IV or by the General Corporation Law, the Board of Directors is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Corporation of rights, options and warrants for the purchase of shares of capital stock of the Corporation, other securities of the Corporation or shares or other securities of any successor in interest of the Corporation (a “Successor”), at such times, in such amounts, to such persons, for such consideration (if any), with such form and content (including without limitation the consideration for which any shares of capital stock of the Corporation, other securities of the Corporation or shares or other securities of any Successor are to be issued) and upon such terms and conditions as it may from time to time determine, subject only to the restrictions, limitations, conditions and requirements imposed by the General Corporation Law, other applicable laws and this Certificate.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1. Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers conferred by the General Corporation Law, the Board of Directors is expressly authorized to:

(a) adopt, amend, alter, change or repeal the Bylaws of the Corporation (the “Bylaws”); provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors that was valid at the time such action was taken;

(b) determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action; and

(c) exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the General Corporation Law, this Certificate, and the Bylaws.

Section 5.2. Number of Directors. The number of directors constituting the Board of Directors shall be as specified in the Bylaws of the Corporation.

Section 5.3. Classes, Election and Term. The Board of Directors shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of directors to expire at the annual meeting of stockholders to be held after the end of the Corporation’s 1998 fiscal year, the initial term of office of the second class of directors to expire at the annual meeting of stockholders to be held after the end of the Corporation’s 1999 fiscal year and the initial term of office of the third class of directors to expire at the annual meeting of stockholders to be held after the end of the Corporation’s 2000 fiscal year. Commencing with the annual meeting of stockholders to be held after the end of the Corporation’s 1998 fiscal year, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the number of directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. The provisions of this Section 5.3 shall become effective as of the completion of the first Board of Directors meeting held after the filing of this Second Amended and Restated Certificate of Incorporation (the “First BOD Meeting”). At the First BOD Meeting, the Board of Directors by resolution shall establish and determine the classes into which the directors in office as of the completion of such First BOD Meeting shall be divided.

Section 5.4. Vacancies. Any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified.

Section 5.5. Removal of Directors. Except as may be provided in a resolution or resolutions providing for any class of Preferred Stock pursuant to Article IV hereof, with respect to any directors elected by the holders of such class, any director, or the entire Board of Directors, may be removed from office at any time for cause by the affirmative vote of the holders of at least 75% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VI

STOCKHOLDER ACTIONS

Except as may be provided in a resolution or resolutions providing for any class of Preferred Stock pursuant to Article IV hereof, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Elections of directors need not be by written ballot, unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

INDEMNIFICATION

Section 7.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact:

(a) that he or she is or was a director or officer of the Corporation, or

(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “another enterprise” or “other enterprise”), whether either in case (a) or in case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by Section 145 of the General Corporation Law (or any successor provision or provisions) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to actions taken prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith if such person satisfied the applicable level of care to permit such indemnification under the General Corporation Law. The persons indemnified by this Article VII are hereinafter referred to as “indemnitees.” Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, officer, employee or agent of another enterprise; and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. The right to indemnification conferred in this Article VII: (i) shall be a contract right; (ii) shall not be affected adversely as to any indemnitee by any amendment of this Certificate with respect to any action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

Section 7.2. Relationship to Other Rights and Provisions Concerning Indemnification. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article VII.

Section 7.3. Agents and Employees. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation’s request as a director, trustee, officer, employee or agent of another enterprise) or to persons who are or were a director, officer, employee or agent of any of the Corporation’s affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article VII in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.

ARTICLE VIII

LIMITATION ON LIABILITY OF DIRECTORS

A director of the Corporation shall, to the maximum extent now or hereafter permitted by Section 102(b)(7) of the General Corporation Law (or any successor provision or provisions), have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE IX

COMPROMISE

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law, trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE X

AMENDMENT OF BYLAWS

The Board of Directors shall have power to adopt, amend, alter, change and repeal any Bylaws by a vote of the majority of the Board of Directors then in office. In addition to any requirements of the General Corporation Law (and notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law), any adoption, amendment, alteration, change or repeal of any Bylaws by the stockholders of the Corporation shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the combined voting power of all of the shares of all classes of capital stock of the Corporation then entitled to vote generally in the election of directors.

ARTICLE XI

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate. Except as may be provided in a resolution or resolutions providing for any class of Preferred Stock pursuant to Article IV hereof and which relate to such class of Preferred Stock and except as provided in Article IV hereof, any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) a majority of the combined voting power of all of the shares of all classes of capital stock of the Corporation then entitled to vote generally in the election of directors.

By a vote of the majority of the Board of Directors then in office, the Board may adopt a resolution providing that at any time prior to the filing of the amendment with the Secretary of State, notwithstanding authorization of the proposed amendment by the stockholders, the Board of Directors may abandon such proposed amendment without further action by the stockholders.

Notwithstanding anything contained in this Certificate to the contrary, the affirmative vote of the holders of at least seventy-five percent (75%) of the combined voting power of all of the shares of all classes of capital stock of the Corporation then entitled to vote shall be required to amend, repeal or adopt any provision inconsistent with Article V herein.

THE UNDERSIGNED hereby executes this Amended and Restated Certificate of Incorporation this 12th day of August, 1997.

AMERICAN CAPITAL STRATEGIES, LTD.

By:	/s/ MALON WILKUS
Malon Wilkus President

Attest:

/S/ ADAM BLUMENTHAL
Adam Blumenthal Secretary

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

AMERICAN CAPITAL STRATEGIES, LTD., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST:

The Board of Directors of the Corporation duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware proposing, declaring advisable and recommending this amendment (the “Certificate of Amendment”) to the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation. Accordingly, Section 4.1 of Article IV of the Certificate of Incorporation is deleted in its entirety and replaced as follows:

“Section 4.1. Total Number of Shares of Capital Stock.

The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 75,000,000 shares. The authorized stock is divided into 5,000,000 shares of preferred stock, with the par value of $0.01 each (the “Preferred Stock”), and 70,000,000 shares of voting common stock, with the par value of $0.01 each (the “Common Stock”).”

SECOND:

That the annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares was voted in favor of said amendment.

THIRD:	The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:	This Certificate of Amendment to the Certificate of Incorporation is to become effective upon filing.

IN WITNESS WHEREOF, the undersigned, AMERICAN CAPITAL STRATEGIES, LTD., has caused this Certificate of Amendment to be executed on its behalf by its President and attested by its Secretary as of this 17th day of May, 1999.

AMERICAN CAPITAL STRATEGIES, LTD.

By:	/s/ MALON WILKUS
Name: Malon Wilkus Title: President

Attest: /s/ Adam Blumenthal

Adam Blumenthal

Secretary

CERTIFICATE OF AMENDMENT NO. 2 OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

AMERICAN CAPITAL STRATEGIES, LTD., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST:

The Board of Directors of the Corporation duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware proposing, declaring advisable and recommending this amendment (the “Certificate of Amendment”) to the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation. Accordingly, Articles VII and VIII of the Certificate of Incorporation are amended and restated in the entirety as follows:

ARTICLE VII

INDEMNIFICATION

Section 7.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact:

(a) that he or she is or was a director, officer or employee of the Corporation, or

(b) that he or she, being at the time a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “another enterprise” or “other enterprise”), whether either in case (a) or in case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director, officer or employee of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by Section 145 of the General Corporation Law, (or any successor provision or provisions, respectively) as the same exists or may hereafter be amended, respectively (but, in the case of any amendment to Section 145 of the General Corporation Law, with respect to actions taken prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith if such person satisfied the applicable level of care to permit such indemnification under the General Corporation Law, provided however, that nothing in this Article VII shall indemnify any person to the extent that such person has committed willful misfeasance, bad faith, gross negligence or reckless disregard involved in the conduct of such person’s duties to or for the Corporation. The persons indemnified by this Article VII are hereinafter referred to as “indemnities.” Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director, officer or employee of the Corporation, or director, officer, employee or agent of another enterprise; and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. The right to indemnification conferred in this Article VII: (i) shall be a contract right; (ii) shall not be affected adversely as to any indemnitee by any amendment of this Certificate with respect to any action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.”

Section 7.2. Relationship to Other Rights and Provisions Concerning Indemnification. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article VII.

Section 7.3. Agents and Employees. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any agent of the Corporation (or any person serving at the Corporation’s request as a director, trustee, officer, employee or agent of another enterprise) or to persons who are or were a director, officer, employee or agent of any of the Corporation’s affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article VII in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.

ARTICLE VIII

LIMITATION ON LIABILITY OF DIRECTORS

A director of the Corporation shall, to the maximum extent now or hereafter permitted by Section 102(b)(7) of the General Corporation Law (or any successor provision or provisions), have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such director has committed willful misfeasance, bad faith, gross negligence or reckless disregard of such director’s duties involved in the conduct of the office of director.

SECOND:

That the annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares was voted in favor of said amendment.

THIRD:	The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:	This Certificate of Amendment to the Certificate of Incorporation is to become effective upon filing.

IN WITNESS WHEREOF, the undersigned, AMERICAN CAPITAL STRATEGIES, LTD., has caused this Certificate of Amendment to be executed on its behalf by its President and attested to by its Secretary as of this 3rd day of May, 2000.

AMERICAN CAPITAL STRATEGIES, LTD.

By:	/s/ MALON WILKUS
Name: Malon Wilkus Title: Chief Executive Officer

Attest: /s/ John Erickson

John Erickson

Vice President, Chief Financial

Officer and Secretary

CERTIFICATE OF AMENDMENT NO. 3

TO THE

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AMERICAN CAPITAL STRATEGIES, LTD.

This Certificate of Amendment (this “Certificate of Amendment”) to the Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), of American Capital Strategies, Ltd. (the “Corporation”) is being executed and filed in accordance with Section 242 of the Delaware General Corporation Law.

It is hereby certified that:

FIRST: The Board of Directors of the Corporation duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware proposing, declaring advisable and recommending this Certificate of Amendment. Accordingly, Section 4.1 of Article IV of the Certificate of Incorporation is deleted in its entirety and replaced as follows:

Section 4.1. Total Number of Shares of Capital Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 205,000,000 shares. The authorized stock is divided into 5,000,000 shares of preferred stock, with the par value of $0.01 each (the “Preferred Stock”), and 200,000,000 shares of voting common stock, with the par value of $0.01 each (the “Common Stock”).

SECOND: That the annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares was voted in favor of said amendment.

THIRD: This Certificate of Amendment is to become effective upon its filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on its behalf by its President and Chief Executive Officer and attested to by its Secretary as of this 4th day of May, 2004.

AMERICAN CAPITAL STRATEGIES, LTD.

By:	/s/ MALON WILKUS
Malon Wilkus President and Chief Executive Officer

Attest: /s/ John R. Erickson

John R. Erickson

Secretary

CERTIFICATE OF AMENDMENT NO. 4

TO THE

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AMERICAN CAPITAL STRATEGIES, LTD.

This Certificate of Amendment (this “Certificate of Amendment”) to the Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), of American Capital Strategies, Ltd. (the “Corporation”) is being executed and filed in accordance with Section 242 of the Delaware General Corporation Law.

It is hereby certified that:

FIRST: The Board of Directors of the Corporation duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware proposing, declaring advisable and recommending this Certificate of Amendment. Accordingly, Section 4.1 of Article IV and Section 5.3 of Article V of the Certificate of Incorporation are deleted in their entirety and replaced as follows:

Section 4.1 of Article IV of the Certificate of Incorporation is deleted in its entirety and replaced as follows:

Section 4.1. Total Number of Shares of Capital Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 1,005,000,000 shares. The authorized stock is divided into 5,000,000 shares of preferred stock, with the par value of $0.01 each (the “Preferred Stock”), and 1,000,000,000 shares of voting common stock, with the par value of $0.01 each (the “Common Stock”).

Section 5.3 of Article V of the Certificate of Incorporation is deleted in its entirety and replaced as follows:

Section 5.3 Classes, Election and Term. The directors shall be elected by the stockholders at each annual meeting for a one-year term. The term of each director will end at the 2008 annual meeting of stockholders. Commencing with the 2008 annual meeting of stockholders, each director shall hold office for a one-year term and until such director’s successor shall have been duly elected and qualified.

SECOND: That the annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares was voted in favor of said amendments.

THIRD: This Certificate of Amendment is to become effective upon its filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on its behalf by its President, Chief Executive Officer and Chairman of the Board of Directors this 11th day of May, 2007.

AMERICAN CAPITAL STRATEGIES, LTD.

By:	/s/ MALON WILKUS
Malon Wilkus President, Chief Executive Officer and Chairman of the Board of Directors